UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2026

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange
	Indicate by check	NYSE Texas, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 20, 2026, Intercontinental Exchange, Inc. (“ICE”) completed the public offering and issuance of $1,250,000,000 aggregate principal amount of its 4.700% Senior Notes due 2029, $1,100,000,000 aggregate principal amount of its 4.900% Senior Notes due 2031, $650,000,000 aggregate principal amount of its 5.150% Senior Notes due 2033 and $750,000,000 aggregate principal amount of its 5.400% Senior Notes due 2036 (together, the “Notes”).

The Notes were sold pursuant to an Underwriting Agreement, dated August 11, 2026 (the “Underwriting Agreement”), between ICE and BofA Securities, Inc., Wells Fargo Securities, LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc. and PNC Capital Markets LLC, as representatives of the underwriters named therein. The Notes were offered and sold pursuant to ICE’s automatic shelf registration statement on Form S-3 (File No. 333-277603) and the prospectus included therein, filed with the Securities and Exchange Commission on March 1, 2024, and supplemented by the prospectus supplement dated August 11, 2026. The Notes were issued under the Indenture, dated as of August 13, 2018 (the “Indenture”), between ICE and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated as of August 20, 2026 (the “Supplemental Indenture”), between ICE and Computershare Trust Company, National Association, as trustee.

ICE received approximately $3.71 billion in net proceeds, after underwriting discounts and commissions and before offering expenses, from the sale of the Notes. ICE intends to use the net proceeds (after deducting offering expenses) from the offering of the Notes, together with anticipated borrowings under a new senior unsecured term loan facility, the issuance of commercial paper under its commercial paper program, borrowings under its revolving credit agreement, cash on hand or other immediately available funds, to finance the purchase price for MarketAxess Holdings Inc. under the terms of the Agreement and Plan of Merger, which was announced on July 30, 2026, and to pay related fees, commissions and expenses.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain limitations contained in the Underwriting Agreement.

The foregoing description of the Underwriting Agreement and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Supplemental Indenture (including the forms of the Notes), which are filed and incorporated by reference as Exhibits 1.1 and 4.1 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 11, 2026, between Intercontinental Exchange, Inc. and BofA Securities, Inc., Wells Fargo Securities, LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc. and PNC Capital Markets LLC, as representatives of the underwriters named therein.

4.1	Eighth Supplemental Indenture, dated as of August 20, 2026, between Intercontinental Exchange, Inc., as issuer, and Computershare Trust Company, National Association, as trustee.

4.2	Form of 4.700% Senior Notes due 2029 (included in Exhibit 4.1).

4.3	Form of 4.900% Senior Notes due 2031 (included in Exhibit 4.1).

4.4	Form of 5.150% Senior Notes due 2033 (included in Exhibit 4.1).

4.5	Form of 5.400% Senior Notes due 2036 (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Date: August 20, 2026